SCHEDULE 14A
                                    (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
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                    Exchange Act of 1934 (Amendment No.          )

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|_| Preliminary Proxy Statement             |_|   Confidential, For Use of the
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                         Seabulk International, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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




                           Seabulk International, Inc.


                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 17, 2001

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Seabulk International, Inc. (the "Company") (formerly known as Hvide Marine Incorporated) will be held at 10:30 a.m. local time on May 17, 2001, at the Seamen's Church Institute, 241 Water Street, New York, New York for the following purposes:

1. to elect two Class II Directors to serve on the Board of Directors for a three-year term;

2. to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2001; and

3. to transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 26, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

         Your vote is important to the Company. We encourage you to sign and return your proxy card, or use telephone or Internet voting, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

                                      By Order of the Board of Directors,

                                      / s / Alan R. Twaits
                                      Alan R. Twaits
                                      Senior Vice President,
                                      General Counsel and Secretary

Fort Lauderdale, Florida
April 9, 2001

                      Seabulk International, Inc.


                           2200 Eller Drive
                    Fort Lauderdale, Florida 33316
                           Tel: (954) 523-2200


                              PROXY STATEMENT
                                 FOR THE
                     2001 ANNUAL MEETING OF SHAREHOLDERS


         This Proxy Statement is furnished to the holders of the Common Stock of Seabulk International, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 17, 2001 and any adjournments thereof (the "Meeting").

         The enclosed proxy is for use at the Meeting if the shareholder will not be able to attend in person. Any shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any shareholder present at the Meeting who votes his or her shares in person.

         All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted FOR the election of the named nominees for election as Directors and FOR each of the other proposals set forth in the Notice of 2001 Annual Meeting of Shareholders and this Proxy Statement.

         Only holders of record of Common Stock at the close of business on March 26, 2001 are entitled to vote at the Meeting. On that date, 10,192,390 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting. Holders of a majority of the outstanding shares of Common Stock are required to be represented in person or by proxy to constitute a quorum for holding the Meeting.

         The Notice of 2001 Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy, and the 2000 Annual Report to Shareholders were first mailed to Shareholders on or about April 16, 2001.

                        1. ELECTION OF CLASS II DIRECTORS

         The Company's Certificate of Incorporation and By-Laws provide for the division of the Board of Directors into three classes, designated Class I, Class II, and Class III, with staggered terms of three years. The terms of Class II, Class III, and Class I directors currently expire in 2001, 2002, and 2003, respectively.

         The Board currently consists of eight members: Class I, comprised of Messrs. Gaffney and Keiser; Class II, comprised of Messrs. McGovern and Moore; and Class III, comprised of Messrs. Cressy, Fitzgerald, Kurz and Shepherd. At the Meeting, two Class II directors are to be elected to serve for a term of three years or until their successors are duly elected.

Directors and Nominees

Nominees

         The following are the nominees to serve as Class II members of the Board of Directors:

     Name                               Age         Current Positions

John F. McGovern(2) (4).............    54          Director
Thomas P. Moore, Jr.(2) (4)  .......    62          Director

Continuing Directors

     The following are the continuing Class I and III members of the Board of
Directors:

     Name                               Age          Current Positions

Peter H. Cressy(2) (3)..............    59           Director
Jean Fitzgerald (3).................    75           Director
James J. Gaffney(1) (4).............    60           Chairman of the Board
Robert L. Keiser (1) (3)............    58           Director
Gerhard E. Kurz.....................    61           President, Chief Executive
                                                         Officer and Director
Donald R. Shepherd (1) (4)..........    64           Director

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the External Affairs Committee.
(4)  Member of the Finance Committee.

         Dr. Cressy, a director of the Company since March 2000, has been President and Chief Executive Officer of the Distilled Spirits Council of the United States, Inc. (DISCUS) since September 1999. Prior to joining DISCUS, he was Chancellor of the University of Massachusetts at Dartmouth for six years. From 1991 to 1993, he was President of the Massachusetts Maritime Academy. Dr. Cressy, who has a Ph.D. in education from the University of San Francisco and is a Yale graduate, is a retired U. S. Navy Rear Admiral. He joined the Navy in 1963 and during his 28-year career held senior positions at the State Department and Pentagon and major command assignments. He concluded his naval career as Commander, Fleet Air Mediterranean and Commander, NATO Air Mediterranean during Desert Storm. Dr. Cressy is a Director of the distilled spirits industry's educational foundation, The Century Council.

         Mr. Fitzgerald has served as a director of the Company since March 1994. He was Chairman and Chief Executive Officer of the Company from June 1999 to April 2000. From 1990 to 1992, he was Executive Vice President of NDE Testing & Equipment, Inc., a nationwide storage-tank testing company. From 1988 to 1990, he was with Frederic R. Harris, Inc., an international consulting engineering firm. Mr. Fitzgerald was a co-founder and the President of American Tank Testing Service, Inc., a firm that was subsequently acquired by NDE Environmental Corporation, from 1986 to 1987. In 1982 and 1983, he served as the Company's Vice President for Governmental Affairs. His other business experience includes service as President of Tracor Marine, Inc. from 1976 to 1979 and Director of Engineering of Tracor's Systems Technology Division from 1974 to 1976. Mr. Fitzgerald retired from the U.S. Navy in 1974 in the rank of Captain. During his naval career he commanded major fleet units at sea and served in the offices of the Chief of Naval Operations and the Secretary of Defense. He is a past Commissioner and Chairman of the Port Everglades Authority.

         Mr. Gaffney has been a director since December 1999 and Chairman of the Board since April 2000. He is a consultant to GS Capital Partners II, LP, a private investment fund affiliated with Water Street Recovery Fund I, LP and Goldman Sachs & Co. He is also Vice Chairman of Viking Pacific Holdings, Ltd. He was previously Chairman of Vermont Industries, Ltd., a New Zealand-based diversified holding company involved in manufacturing and distribution, since 1997. From 1995 to 1997, he was President and Chief Executive Officer of General Aquatics, Inc., a company involved in swimming pool construction and the manufacture of swimming pool equipment. From 1993 to 1995, he was President and Chief Executive Officer of KDI Corporation, a conglomerate with interests in swimming pool construction and related equipment, defense and cellular electronics products, and the engineering and metal plating industries. Mr. Gaffney is a Director of Advantica Restaurant Group, SCP Pool Corporation, Safelite Glass Corp., Purina Mills Inc. and Hexcel Corporation.

         Mr. Keiser has served as a director since March 2000. He is former Chairman of the Board of the Kerr-McGee Corporation, an international energy concern, from which he retired in 1999. He was previously Chairman and Chief Executive Officer of the Oryx Energy Company since 1994, and Chief Operating Officer from 1991 to 1994. A graduate of the University of Missouri in Rolla, he joined the Sun Company, Inc. in 1965 and became Vice President of Planning and Development for Oryx when that company was spun off from Sun in 1988. Mr. Keiser is a member of the Board of Trustees of his alma mater and the Board of DEVX Energy Corporation. He is a member of the American Petroleum Institute and the Society of Petroleum Engineers.

         Mr. Kurz has been Chief Executive Officer and a director of the Company since April 2000 and was appointed President in September 2000. He formerly served as President of Mobil Shipping and Transportation Company (MOSAT), a Mobil Oil-affiliated company from which he retired in March 2000. Mr. Kurz joined Mobil in London in 1964 as a Chartering Assistant. In 1965 he was transferred to Mobil's Marine Division in New York. After a series of promotions, he was named Vice President of Planning, Middle East and Marine Transportation, and then President of MOSAT in 1989. Mr. Kurz is past Chairman of the Marine Preservation Association and the Oil Companies International Marine Forum. He previously served on the Board of Directors of the American Bureau of Shipping and chaired its Finance and Nominating Committees. He currently serves on the Boards of the Seamen's Church Institute, the Coast Guard Foundation, and the Newport News Mariners' Museum. He is the Chairman of the Massachusetts Maritime Academy's International Business Advisory Council and a member of the International Advisory Board to the Panama Canal Authority.

         He is the recipient of numerous awards and honors, including the International Maritime Hall of Fame Award, the 1999 SeaTrade "Personality of the Year" award, the Seamen's Church Institute Silver Bell Award, the Order of the U.S.S. St. Mary's Medal from the State University of New York Maritime College, and the U. S. Coast Guard Award and Medal for Meritorious Public Service. He holds an Honorary Doctorate Degree from Massachusetts Maritime Academy.

         Mr. McGovern has been a director of the Company since December 1999. He has been affiliated with Aurora Capital LLC since 1999. From 1981 to 1999, he held a series of executive positions with Georgia Pacific Corporation, rising from Vice President-Project Financing in 1981 to Executive Vice President and Chief Financial Officer from 1995 until 1999. From 1972 to 1981, he was a Vice President with Chase Manhattan Bank in its Forest Products and Packaging Division. Mr. McGovern is a Director of ChanneLinx.com, Inc., Golden Bear Golf, Inc., Global Emergency Medical Systems, and the Morehouse School of Medicine. He is a member of the Georgia State CFO Roundtable.

         Mr. Moore, a director of the Company since December 1999, has been a Senior Vice President of State Street Research & Management Company since 1986 and is head of the State Street Research International Equity Team. From 1977 to 1986 he served in positions of increasing responsibility with Petrolane, Inc., including Administrative Vice President (1977-1981), President of Drilling Tools, Inc., an oilfield equipment rental subsidiary (1981-1984), and President of Brinkerhoff-Signal, Inc., an oil well contract drilling subsidiary (1984-1986). Mr. Moore is a Chartered Financial Analyst and a Director of First Community Bank in Woodstock, VT.

         Mr. Shepherd has been a director of the Company since December 1999. He served as Chairman of Loomis, Sayles & Company, L.P., an investment management firm and the Company's majority stockholder, from 1992 to 1995 and as its Chief Executive Officer from 1990 to 1995, having joined the firm in 1972 as Vice President-Portfolio Management. He was named Managing Partner in 1981 and served as a Director from 1985 to 1995. From 1961 to 1972 he was a Vice President with the Title Insurance & Trust Company. Mr. Shepherd is a Director of Advantica Restaurant Group and Geneva Steel Corporation.

Certain Board Information

         The Board of Directors supervises the management of the Company as provided by Delaware law. The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the External Affairs Committee, and the Finance Committee.

         The Audit Committee reviews, with the Company's independent public accountants, the annual financial statements of the Company; reviews the work of, and approves audit services performed by, such independent public accountants; makes annual recommendations to the Board for the appointment of independent public accountants for the ensuing year; and administers the Company's policy with respect to transactions with affiliated persons. Its current members are Messrs. McGovern (Chairman), Cressy and Moore.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the Company's bonus and stock option plans. Its current members are Messrs. Gaffney (Chairman), Shepherd and Keiser.

         The External Affairs Committee reviews and advises the Board and the Company's management on the Company's external affairs initiatives and programs, such as compliance and communications programs. The Committee was established by the Board in November 2000. Its current members are Messrs. Cressy (Chairman), Fitzgerald and Keiser.

         The Finance Committee's role is to review refinancing and other capital proposals and make recommendations to the Board. The Committee was established by the Board in November 2000. Its current members are Messrs. Shepherd (Chairman), Gaffney, McGovern and Moore.

         The Board of Directors held 11 meetings and acted by unanimous written consent on seven occasions during the year ended December 31, 2000. The Compensation Committee held six meetings, the Audit Committee held six meetings, the External Affairs Committee held no meetings, and the Finance Committee held one meeting during 2000. All of the Company's incumbent directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

Director Compensation

         Directors not employed by the Company are paid an annual retainer of $24,000, with the exception of the Chairman who was paid an annual retainer at a rate of $48,000 per annum, which was increased to $75,000 effective November 8, 2000; $1,500 per board meeting and $1,000 per board committee meeting ($750 and $500, respectively, if telephonic) attended; and are reimbursed by the Company for reasonable out-of-pocket expenses incurred for attendance at such meetings in accordance with Company policy. All committee chairmen not employed by the Company are also paid an annual retainer of $5,000.

         Under the Stock Option Plan for Directors adopted in June 2000, each outside director was granted stock options for 10,000 shares and the Chairman was granted stock options for 20,000 shares in 2000. The directors are eligible for additional grants of 4000 options each year and 8000 each year for the Chairman, on the Annual Meeting Date.

         The Board of Directors unanimously recommends that the shareholders vote FOR the election of Messrs. McGovern and Moore as Class II Directors to serve for a term of three years. Election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Shares represented by the enclosed proxy will be voted for the election of the aforementioned candidates unless authority is withheld. If for any reason either of these directors is not a candidate for election as a director at the Meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute as shall be designated by the Board.

Executive Compensation

         The following table sets forth the compensation for the two individuals who served as Chief Executive Officer during 2000, each of the four most highly compensated individuals serving as executive officers at the end of 2000 whose individual remuneration exceeded $100,000 for the year ended December 31, 2000, as well as a former executive officer who received severance compensation after resigning as an officer (the "Named Executives").

                           Summary Compensation Table

                                                                                      Long-Term Compensation
                                                                                        Awards             Payouts
                                                                               Restricted    Securities                     All
                                         Annual Compensation    Other Annual      Stock      Underlying      LTIP          Other
Name and Principal Position     Year    Salary        Bonus    Compensation(1)    Awards       Options      Payouts Compensation(2)
---------------------------   ------------------   ---------   --------------- ----------   -----------     -----------------------
Gerhard Kurz(3)............   2000    $  233,333   $ 350,000   $       13,268         --             --          --   $        --
 President and                1999            --          --               --         --             --          --            --
 Chief Executive Officer      1998            --          --               --         --             --          --            --

Jean Fitzgerald(4).........   2000    $  182,295   $      --   $      146,575                                         $    10,122
  Chairman and                1999       303,237     150,000           25,579         --             --          --         2,348
  Chief Executive Officer     1998            --          --          150,668         --             --          --            --

Eugene F. Sweeney(5).......   2000    $  292,756   $      --   $        1,798                                         $    13,740
  President and               1999       256,560     198,750            6,418         --             --          --        12,616
  Chief Operating Officer     1998       250,000      65,000            4,249         --             --          --        13,000

Andrew W. Brauninger.......   2000    $  180,000   $  25,000   $        1,553         --             --          --   $    11,268
  Senior Vice President-      1999       198,000      98,900           19,068         --             --          --        11,839
  Offshore Division           1998       180,000      39,000              292         --             --          --        10,864

William R. Ludt............   2000    $  175,000   $  15,000   $          129         --             --          --   $    11,268
 Senior Vice President-       1999       106,858      25,000               --         --             --          --         6,476
 Towing                       1998       133,397          --              951         --             --          --        10,576

John J. O'Connell, Jr......   2000    $  144,068   $  22,000   $           --         --             --          --   $    10,692
 Senior Vice President and    1999       118,810      50,000            1,485         --             --          --        11,747
 Assistant Secretary          1998       127,591          --            1,960         --             --          --         9,953


(1) For 2000, reflects personal use of Company automobiles in the amounts of $1,665, $1,553, and $129 for Messrs. Sweeney, Brauninger, and Ludt, respectively, club and professional membership payments of $568, $825, and $133, for Messrs. Kurz, Fitzgerald, and Sweeney, respectively, housing allowance of $12,700 for Mr. Kurz, and consulting and director fees of $145,750 for Mr. Fitzgerald. For 1999, reflects personal use of Company automobiles in the amounts of $3,754 and $621 for Messrs. Sweeney and Brauninger, respectively, club and professional membership payments of $1,434 and $1,485 for Messrs. Sweeney and O'Connell, respectively, moving allowances of $18,447 for Mr. Brauninger, consulting and director fees of $25,166 for Mr. Fitzgerald, and family travel expenses of $413 and $1,230 for Messrs. Fitzgerald and Sweeney, respectively. For 1998, reflects personal use of Company automobiles in the amounts of $3,195, $292, and $951 for Messrs. Sweeney, Brauninger, and Ludt, respectively, club and professional membership payments of $1,054 and $1,960 for Messrs. Sweeney and O'Connell, respectively, and consulting and director fees of $150,688 for Mr. Fitzgerald.
(2) For 2000, reflects 401(k) contributions of $9,800 for Mr. Fitzgerald, $11,900 for Mr. Sweeney, $9,940 for Mr. O'Connell, $10,500 for Messrs. Brauninger and Ludt, life insurance premium payments of $322, $1,840, $768, $752 and $768, for Messrs. Fitzgerald, Sweeney, Brauninger, O'Connell and Ludt, respectively. For 1999, reflects 401(k) contributions of $11,200 each for Messrs. Sweeney, Brauninger, and O'Connell, and $6,298 for Mr. Ludt, life insurance premium payments of $2,348, $1,416, $639, $178, and $547 for Messrs. Fitzgerald, Sweeney, Brauninger, Ludt, and O'Connell, respectively. For 1998, consists of 401(k) contributions of $11,200 for Mr. Sweeney, and $10,000 for Messrs. Brauninger and Ludt and $9,377 for Mr. O'Connell, and life insurance premium payments of $1,800 and $864 for Messrs. Sweeney and Brauninger, respectively, and $576 for Messrs. Ludt and O'Connell, respectively.
(3) Mr. Kurz has served as Chief Executive Officer from April 2000 and as President and Chief Executive Officer from September 22, 2000.
(4) Mr. Fitzgerald served as Chairman and Chief Executive Officer from June 1999 until April 2000.
(5) Mr. Sweeney served as President and Chief Operating Officer until September 2000.

         The following table contains information concerning stock options granted to each of the Named Executives in 2000.


                                                                                                         Potential Realizable Value
                                                      Percent Shares                                       at Assumed Annual Rates
                                    Total Shares        Underlying                                        of Stock Appreciation for
                                     Underlying       Options Granted     Per Share                             Option Term(1)
                                                                                                           ------------------------
Name                              Options Granted      to Employees     Exercise Price   Expiration Date       5%            10%
----                              ---------------      ------------     --------------   ---------------   ----------    ----------
Gerhard E. Kurz..............            75,000                18.0%      $     11.50         04/18/10     $  542,422    $ 1,374,603
                                        225,000                54.0%             6.25         06/16/10        884,383      2,241,200

Jean Fitzgerald..............            10,000                 2.0%             6.25         06/16/10         39,306         58,045

Eugene F. Sweeney............                --                   --               --               --             --             --

Andrew Brauninger............                --                   --               --               --             --             --

William R. Ludt..............             8,000                 2.0%            12.25         03/13/10         39,896         92,974

John J. O'Connell, Jr........                --                   --               --               --             --             --

 (1) The dollar amounts are the result of calculations at specified rates of appreciation and are not intended to forecast possible future appreciation.


          The following table contains information concerning and the year-end value of unexercised options:


                                   Number of Underlying Unexercised    Value of Unexercised In-the-Money
                                     Options at December 31, 2000         Options at December 31, 2000
                                     ----------------------------         ----------------------------
Name                              Exercisable         Unexercisable      Exercisable      Unexercisable
Gerhard E. Kurz..............             187,500           112,500          1,026,563         1,026,563

Jean Fitzgerald..............              20,000            10,000                 --                --

Eugene F. Sweeney............              18,000                --                 --                --

Andrew Brauninger............              16,000                --                 --                --

William R. Ludt..............              16,000                --                 --                --

John J. O'Connell, Jr........               8,000                --                 --                --


Employment Agreements

         The Company has entered into an employment agreement with Mr. Kurz to serve as Chief Executive Officer. The agreement, which expires December 31, 2002, provides for an initial annual base salary of $350,000, subject to annual review by the Board of Directors for possible upward adjustment based on Company policy and contributions made by Mr. Kurz. Mr. Kurz is eligible for a bonus targeted to 100% of his base salary, based upon the Company's achievement of performance targets agreed upon annually, with a minimum guaranteed bonus of $175,000 for 2000. He was granted options to purchase 75,000 shares of the Company's common stock upon effectiveness of the agreement, and options to purchase an additional 225,000 shares, 112,500 of which vested on January 1, 2001, and 112,500 of which will vest on December 31, 2002, which grants were approved by the Company's stockholders as part of the Hvide Marine Incorporated Amended and Restated Equity Ownership Plan in June 2000. If Mr. Kurz's employment is terminated by the Company "without cause" or for "good reason" (each as defined in the agreement), he is entitled to the remainder of his base salary and the maximum bonus to which he would be entitled for the term of the agreement. If his employment is terminated following a "change in control" of the Company (as defined in the agreement), he is entitled to receive (i) if the closing of the "change of control" transaction occurs prior to December 31, 2001, two times his annual base salary plus two times his maximum bonus or (ii) if the closing of the "change of control" transaction occurs after December 31, 2001, one year's base salary plus one year's maximum bonus.

Benefits Agreements

         In April 2000 the Company entered into an oral consulting agreement with Jean Fitzgerald in connection with his resignation as Chairman and Chief Executive Officer. Under the agreement the Company agreed to make consulting payments to Mr. Fitzgerald from May through December 2000 aggregating $120,000. The Company entered into a new Consulting Agreement with Mr. Fitzgerald effective January 1, 2001 to June 30, 2001 in which Mr. Fitzgerald is paid $8,000 per month aggregating $48,000 for certain consulting services.

         In August 2000, the Company entered into a severance agreement with Eugene F. Sweeney in connection with his resignation as President and Chief Operating Officer. Under the agreement, the Company agreed to make severance payments to Mr. Sweeney aggregating $450,000 over an 18-month period from December 2000 to June 2002. The agreement also includes provisions prohibiting Mr. Sweeney from being involved in any business enterprise that competes with the Company and from disclosing or using the Company's confidential information.

Report of the Compensation Committee on Executive Compensation

         The Compensation Committee is responsible for supervising the Company's executive compensation policies, administering the employee incentive plans, reviewing officers' salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee is composed of three directors who are not employees of the Company.
  Compensation Philosophy

         The Company's executive compensation program is designed to attract, retain, and motivate a highly qualified and experienced senior management team. The Compensation Committee believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in the Company's stock price. In accordance with these objectives, the total compensation program for the executive officers of the Company and its subsidiaries consists of three components:

         (1)    base salary;

         (2) annual incentive compensation consisting of bonuses based upon achievement of company financial, individual, and departmental performance objectives; and

         (3) long-term equity incentives composed of stock options and other incentive awards, which may be conditioned upon future events such as continued employment and/or the attainment of performance objectives. Performance objectives may be measured by reference to the earnings of the Company (or a subsidiary or division of the Company) or to the market value of the Common Stock, among other things.

         It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as a factor used to make specific compensation determinations consistent with the goals of the Company's executive compensation program.

Base Salary

         The base salaries of the Company's executive officers are determined by the Compensation Committee by evaluating the responsibilities of the positions, experience, and performance. To assist in establishing salary levels, the Compensation Committee takes into consideration salary levels of executives at other companies in the marine transportation industry, other companies of comparable size in the geographic region of the Company, and the Company's financial performance. In its efforts to attract and retain well-qualified and experienced senior managers, the Compensation Committee examines and utilizes three components of executive compensation: base salaries, annual performance bonuses, and stock options.

Annual Bonus

         The Company's annual bonus program is intended to promote superior performance by making incentive compensation an important part of the executive officers' compensation. In calculating such bonuses, the Compensation Committee examines both objective performance, in which a given executive's performance is measured in terms of financial results as compared to budgeted targets, as well as individual and departmental goals, and subjective performance, which is measured and evaluated with the use of performance evaluation criteria.

         Other officers of the Company, including subsidiary and division heads, corporate and subsidiary vice presidents, and other managers, also are entitled to receive annual bonuses based upon a percentage of their base salaries and Company and/or individual performance.

Long-Term Incentives

         The Compensation Committee believes that it is important to provide executive officers incentive compensation based upon the Company's stock price performance, thus aligning the interests of its executive officers with those of its shareholders and encouraging them to contribute to the Company's long-term success. Such incentive compensation, accomplished through the award of stock options, provides the added benefit of encouraging employees to remain in the service of the Company.


CEO Compensation

         In setting the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary which is (a) competitive with that paid by companies within the industry which are of comparable size to the Company; (b) competitive with that paid by companies outside the industry with which the Company competes for executive talent; and (c) commensurate with the high risks inherent in the waterborne transportation of petroleum and chemical products, the strict governmental regulation of such operations and large penalties provided by law in certain instances of groundings, collisions, and spills, and the complexities of the Chief Executive Officer's duties and responsibilities growing out of the Company's diverse operations within its three segments; and
(ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.


                                          COMPENSATION COMMITTEE

                                          James J. Gaffney, Chairman
                                          Robert L. Keiser
                                          Donald R. Shepherd



Report of the Audit Committee

         Under the guidelines of a written charter adopted by the Board of Directors, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. A copy of the Charter is included in Appendix A to this Proxy Statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, and the reasonableness of significant judgments.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal year 2000.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                      AUDIT COMMITTEE

                                      John F. McGovern, Chairman
                                      Peter H. Cressy
                                      Thomas P. Moore, Jr.


                                      March 29, 2001



Relationship with Independent Accountants

         Ernst & Young LLP (E&Y) is the independent accounting firm that audits the financial statements of the Company and its subsidiaries.

         In addition to performing the audit of the Company's consolidated financial statements, E&Y provided other services during 2000. The aggregate fees billed for 2000 for each of the following categories of fees and services are set forth below.

                                    Services                           Fees

                           Annual Audit Fees                           $ 420,000

                           Audit-related fees                          $ 525,000

                           All other services                          $ 270,000

         E&Y did not provide any services related to financial information systems design and implementation during 2000.

         The Audit Committee of the Company's Board reviews summaries of the services provided by E&Y and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of E&Y.

         On recommendation of the Audit Committee, the Board has appointed E&Y to audit the 2001 financial statements. Representatives from this firm will be at the Annual Meeting to make a statement, if they choose, and to answer any questions you may have.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company believes that each such person complied with such filing requirements during the fiscal year ended December 31, 2000, except that Kevin
S. Boyle was late in filing a Form 3 and Messrs. Brauninger, Denning, Ludt, Nouss, O'Connell, Willrich, Sweeney and Fitzgerald were late in filing Form 4s relating to stock options.

Certain Transactions

         Mr. Fitzgerald, a director, was paid consulting fees of $120,000 for the period May 2000 through December 2000, and consulting fees of $24,000 for the period January 2001 through March 2001. The $120,000 in fees for 2000 is reflected in Summary Compensation Table in Other Annual Compensation.

Common Stock Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 15, 2001 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each director of the Company and each nominee, (iii) each Named Executive, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                           Shares        Percent
     Name and Address of                 Beneficially Beneficially
     Beneficial Owner(1)                  Owned(2)      Owned(2)
     ----------------                    -----------  -----------

Loomis, Sayles & Company, L.P..........  6,201,369(3)     61.1%
One Financial Center, Boston, MA 02111

Gerhard E. Kurz........................      192,500          *

Jean Fitzgerald........................       20,500          *

Eugene F. Sweeney......................       20,500          *

James J. Gaffney.......................       20,000          *

Andrew W. Brauninger...................       16,000          *

William R. Ludt........................       16,000          *

Robert L. Keiser.......................       15,000          *

Thomas P. Moore, Jr....................       11,000          *

Peter H. Cressy........................       10,000          *

John F. McGovern.......................       10,000          *

Donald R. Shepherd.....................       10,000          *

John J. O'Connell, Jr..................        9,000          *

All executive officers and directors
as a group (12 persons)................      350,500       3.4%

*   Less than one percent

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

(2) Includes shares issuable upon the exercise of options that have vested and are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3) Loomis, Sayles & Company, L.P. holds these securities as discretionary investment manager for a number of client accounts. Performance Graph

         The following graph compares the performance of the Company's Common Stock to the cumulative total return to shareholders of (i) the stocks included in the NASDAQ National Market - United States Index and (ii) the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on August 9, 1996 at the initial public offering price of $12.00 per share. The Company's Peer Group Index consists of Kirby Corp., Maritrans, Inc., Seacor Smit, Inc., Stolt-Nielsen, S.A., Tidewater, Inc., and Trico Marine Services.



                         5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG SEABULK INTERNATIONAL, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                                    8/9/96      12/31/96     12/31/97        12/31/98       9/28/99      12/31/00
Seabulk International, Inc.         100.0         180.21      214.58           41.67          4.43          76.04
NASDAQ Market Index                 100.0         127.66      149.29           76.71         89.69         131.85
Peer Group Index                    100.0         117.82      144.12          203.26        251.13         233.12








                       ASSUMES $100 INVESTED ON AUG. 09, 1996
                           ASSUMES DIVIDEND REINVESTED
                         FISCAL YEAR ENDING DEC. 31, 2000

           2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2001. The appointment of independent public accountants by the Board of Directors is submitted annually for ratification by the shareholders. A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

                         3.  OTHER MATTERS

         The Board of Directors has no knowledge of any additional business to be presented for consideration at the Meeting. Should any such matters properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the Meeting. Certain financial and other information regarding the Company, including audited consolidated financial statements of the Company and its subsidiaries for the last fiscal year, is included in the Company's 2000 Annual Report to Shareholders mailed with this Proxy Statement.

         Shareholders may obtain a copy of the Company's Annual Report on Form 10-K and the schedules thereto by writing to Alan R. Twaits, Senior Vice President, General Counsel and Secretary, Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Mr. Twaits.

         The affirmative vote of a plurality of the votes entitled to be cast represented in person or by proxy at the Meeting is required to elect Directors. The affirmative vote of a majority of the votes cast in person or by proxy is required to approve proposal 2. Shares represented by proxies marked "withhold authority" with respect to the election of a nominee for Director will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies thus will have the same effect as if the shares represented thereby were voted against such nominee. If a broker indicates on the proxy that it does not have discretionary authority to vote in the election of Directors, those shares will not be counted for the purpose of determining the number of shares represented by proxy at the Meeting.

         The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, in person, or by electronic mail (e-mail). Mellon Investor Services, LLC, the Company's transfer agent, has been engaged as well. The Company has requested that brokerage houses, custodians, nominees, and fiduciaries forward soliciting materials to the beneficial owners of Common Stock of the Company and will reimburse them for their reasonable out-of-pocket expenses.

         A list of shareholders of record entitled to be present and vote at the Meeting will be available at the offices of the Company for inspection by the shareholders during regular business hours from April 30, 2001 to the date of the Meeting. The list will also be available during the Meeting for inspection by shareholders who are present. Votes will be tabulated by an automated system administered by Mellon Investor Services, LLC, the Company's transfer agent.

         In order to assure the presence of the necessary quorum at the Meeting, please vote by phone or Internet or sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the Meeting and voting in person, should you so desire.

                          SHAREHOLDER PROPOSALS FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

         Any shareholder who wishes to present a proposal for consideration at the Annual Meeting of Shareholders to be held in 2002 must submit such proposal in accordance with the rules of the Securities and Exchange Commission. In order for a proposal to be included in the proxy materials relating to the 2002 Annual Meeting, it must be received by the Company no later than December 10, 2001. If a shareholder intends to submit a proposal at the 2002 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy materials relating to that meeting, the shareholder must do so no later than February 23, 2002. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2002 Annual Meeting of Shareholders. Such proposals and notice should be addressed to Alan R. Twaits, Senior Vice President, General Counsel and Secretary, Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316.

                           Appendix A


                   SEABULK INTERNATIONAL, INC.

                     AUDIT COMMITTEE CHARTER



                          Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

                       Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                  Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                                                        A-1




The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the result of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.


APPROVED BY THE AUDIT COMMITTEE AT
THE JUNE 15, 2000 MEETING

[card front]
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SEABULK INTERNATIONAL, INC.-- COMMON STOCK PROXY -- for the Annual Meeting of Shareholders at 10:30 a.m. local time, Thursday, May 17, 2001 at the Seamen's Church Institute, 241 Water Street, New York, New York.

    The undersigned hereby appoints Gerhard E. Kurz and Alan R. Twaits, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Seabulk International, Inc. held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 9, 2001, as follows:

1.  ELECTION OF DIRECTORS
    Nominees: John F. McGovern and Thomas P. Moore , Jr.
         / / FOR all Nominees / / WITHHELD as to all Nominees FOR, except vote withheld as to the following nominee:
         /  / ----------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
         /  / FOR       /  / AGAINST             / /   ABSTAIN
3. TO TAKE ANY ACTION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for Messrs. McGovern and Moore as Directors, for proposal 2, and in the discretion of the Proxy or Proxies on any other matters that may properly come before the Annual Meeting or any adjournments thereof.




[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING   /   /


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    /   /



Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 2001 Annual Meeting and Proxy Statement and 2000 Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.




SIGNATURE           DATE              SIGNATURE                 DATE


                    Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: http://www.proxyvoting.com/SBLK -- Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
                                  OR
Telephone: 1-800-840-1208 - Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
                                   OR
Mail: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by Internet or by
            telephone, You do NOT need to mail back your
                             proxy card.